UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): October 6, 2014

AEGION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-10786	45-3117900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On October 6, 2014, Aegion Corporation (the “Company”) executed a second amendment (the “Second Amendment”) to its current credit agreement, dated July 1, 2013, as amended (the “Credit Agreement”). Pursuant to the terms of the Credit Agreement, the Company is subject to certain financial covenants, including a consolidated leverage ratio and a consolidated fixed charge ratio. Pursuant to the Second Amendment, the pre-tax charges associated with the Company’s realignment and restructuring plan described under Item 2.05 of this Current Report on Form 8-K are excluded from the financial covenant calculations, subject to certain limitations, to the extent recorded before December 31, 2014. Further, pursuant to the Second Amendment, the non-recurring operating losses of the Company’s subsidiaries in certain international locations are excluded from the financial covenants calculations, subject to certain limitations, to the extent recorded before September 30, 2014.
The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached as Exhibit 10.1, and is incorporated herein by reference.

Item 2.05.	Cost Associated with Exit or Disposal Activities.
On October 6, 2014, the Company’s Board of Directors approved a broad realignment and restructuring plan that is intended to exit low-return businesses and reduce the size and cost of the Company’s overhead structure to improve gross margins and profitability in the long term. The restructuring plan was developed in connection with an assessment by the Company’s newly-appointed President and Chief Executive Officer (the appointment of whom is described under Item 5.02 of this Current Report on Form 8-K) and other strategic realignment efforts.
The realignment and restructuring plan includes exiting certain unprofitable international locations for the Company’s Water and Wastewater business, consolidating the Company’s worldwide Commercial and Structural business with the Company’s global Water and Wastewater business and eliminating certain idle facilities in the Company’s Bayou Louisiana coatings operations. The Company expects the plan will be carried out over the next 12 months. Approximately 170 full-time positions will be eliminated as a result of these actions.
The Company expects that a majority of the charges associated with these initiatives will be recorded in the third and fourth quarters of 2014. The estimated pre-tax charges are expected to consist of the following:

i.
Cash costs of approximately $15 to $18 million to be incurred from the fourth quarter of 2014 through the third quarter of 2015 for employee severance, extension of benefits, employment assistance programs and other costs associated with the restructuring.

ii.
Non-cash costs of $40 to $45 million associated with the write-down or write-off of tangible assets, including long-term assets and deferred taxes, primarily related to: (1) Water & Wastewater contracting activities in France, Switzerland, India, Hong Kong, Malaysia and Singapore; (2) consolidation of the Commercial and Structural business into the Company’s global Water and Wastewater business; and (3) reconfiguring Bayou’s Louisiana facility. In addition, the Company is currently in the process of reviewing certain intangible assets, including goodwill, for the reporting units affected by the restructuring plan, which could result in future impairment charges. Management currently believes the potential range of non-cash impairment charges could be $30 to $40 million out of total value of approximately $85 million of goodwill and other intangible assets related to these reporting units. This estimate is subject to change pending the outcome of a detailed review, which is expected to be completed during the fourth quarter of 2014.

Total annual cost savings as a result of these actions are anticipated to be approximately $8 to $11 million with anticipated savings realized in the fourth quarter of 2014.
The Company intends to treat charges related to the realignment and restructuring plan as special items impacting the comparability of results in its quarterly earnings releases. The amounts and timing of all estimates above are subject to change until finalized. The Company’s estimates for the charges discussed above, with the exception of the valuation allowance, exclude any potential income tax effects. The actual amounts and timing may vary materially based on various factors. See “Forward−Looking Statements” below.

Item 2.06.	Material Impairments.
The information provided in Item 2.05 of this Current Report on Form 8−K is incorporated by reference into this Item 2.06.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of President and Chief Executive Officer. On October 6, 2014, the Company announced the appointment of Charles R. Gordon as its President and Chief Executive Officer effective immediately. Mr. Gordon, age 56, had been serving as the Company’s interim Chief Executive Officer since May 5, 2014. Mr Gordon remains a member of the Company’s Board of Directors and the Strategic Planning and Finance Committee of the Board of Directors.
Prior to serving as interim Chief Executive Officer of the Company, Mr. Gordon served as Chief Executive Officer of Natural Systems Utilities, LLC, a distributed water infrastructure company, from February 2014 to May 2014, and continues to be a member of its Board of Directors. Prior to Natural Systems Utilities, LLC, Mr. Gordon was President and Chief Operating Officer of Nuverra Environmental Solutions, Inc. (a holding company formerly known as Heckmann Corporation that buys and builds companies in the water sector) from November 2010 until his resignation in October 2013. Mr. Gordon was President and Chief Executive Officer of Siemens Water Technologies (a business unit of Siemens AG, a world leader in products, systems and services for water and wastewater treatment for industrial, institutional and municipal customers) from 2008 to 2010. Previously, Mr. Gordon served as Executive Vice President of the Siemens Water & Wastewater Systems Group from 2005 to 2008 and as Executive Vice President of the Siemens Water & Wastewater Services and Products Group from 2003 to 2005. His past experience also includes various management positions with US Filter Corporation and Arrowhead Industrial Water, prior to the acquisition of US Filter Corporation by the Siemens family of companies in 2004. Mr. Gordon also serves on the Board of Directors of The Regional Learning Center based in Cranberry Township, Pennsylvania. Mr. Gordon previously served as a director of the Siemens Foundation until his departure from Siemens Water Technologies in November 2010.
Executive Employment Agreement. As part of Mr. Gordon’s appointment as President and Chief Executive Officer, Mr. Gordon and the Company entered into a letter agreement, dated October 6, 2014 (the “Employment Letter”). The material terms of the Mr. Gordon’s compensation arrangements and the Employment Letter are summarized below:

i.	An annual base salary in the amount of $625,000.

ii.
An annual incentive bonus with a target of 100% of his annual base salary (where the actual award may be lesser or greater than the target amount, up to a maximum of two times the target amount), subject to the actual corporate financial performance of the Company as compared against the metrics set forth in the Company’s 2014 Annual Incentive Plan on the same terms as are applicable to other participants in the plan. Any annual incentive bonus earned by Mr. Gordon will be prorated to reflect the portion of fiscal 2014 that Mr. Gordon is either employed by the Company or engaged by the Company as an independent contractor.

iii.
Certain long-term incentive awards, including restricted stock and performance units, having an aggregate nominal value of approximately $1,500,000. The long-term incentive restricted stock will cliff vest on March 25, 2017, subject to the achievement of certain performance goals by the Company in fiscal 2015. The long-term incentive restricted stock is subject to a 2014 Restricted Stock Award Agreement (the “Restricted Stock Agreement”). The long-term incentive performance units are subject to the achievement by the Company of an earnings per share metric for 2015 and 2016, weighted at 75%, and a relative total stockholder return metric, weighted at 25%, for the period from the date of grant through December 31, 2016. The long-term incentive performance units are subject to a 2014 Performance Unit Award Agreement (the “Performance Unit Agreement”). The grant date of the long-term incentive awards was October 8, 2014.

iv.	A one-time cash inducement bonus of $100,000.

v.
A one-time inducement award of restricted stock, with a nominal value of approximately $1,400,000. The one-time inducement award of restricted stock will cliff vest on October 8, 2019, subject to the achievement of certain performance goals by the Company in fiscal 2015. The long-term incentive restricted stock is subject to an Inducement Restricted Stock Award Agreement (the “Inducement Restricted Stock Agreement”). The grant date of the inducement restricted stock was October 8, 2014.

vi.
Mr. Gordon will be eligible to participate in the Company’s medical, disability and other benefit plans on the same terms as are generally applicable to all other Company employees, and will be provided life insurance in the amount of $1,000,000.

vii.	Mr. Gordon will be eligible to participate in the Company’s senior management voluntary deferred compensation plan and the Company’s supplemental disability insurance plan for executives.

viii.	The Employment Letter also provides for certain severance benefits. If Mr. Gordon is terminated by the Company for reasons other than “Cause” (as defined in the Employment Letter), he shall receive a severance payment equal to 24 months of his current base salary and 24 months of the monthly cost of health, dental, vision, long-term disability and accident insurance that was provided by the Company at such time. Any severance payments made pursuant to the Employment Letter are conditioned upon certain representations, warranties, covenants and agreements made by Mr. Gordon, including, but not limited to, a release of all claims and covenants of confidentiality, non-solicitation and non-competition.

ix.	Mr. Gordon will be reimbursed for certain travel and relocation expenses.
The foregoing descriptions of the Employment Letter, the Restricted Stock Agreement, the Performance Unit Agreement and the Inducement Restricted Stock Agreement are qualified in their entirety by reference to the such agreements, copies of which are attached as Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively, and are incorporated herein by reference.
Continuity Agreements. On October 6, 2014, Aegion entered into Executive Change in Control Severance Agreements (the “Continuity Agreements”) with each of Mr. Gordon, David A. Martin, Aegion’s Executive Vice President and Chief Financial Officer, and David F. Morris, Aegion’s Executive Vice President, Chief Administrative Officer and General Counsel. The Continuity Agreements include a “double trigger” such that benefits are only payable if there is a Change in Control (as defined in the Continuity Agreements) followed,within 24 months after the Change in Control, by a Qualifying Termination (as defined in the Continuity Agreements). The Continuity Agreement differs among Messrs. Gordon, Martin and Morris only to the extent that: (i) benefits are provided in the amount of 2.99 times base salary and bonus for Mr. Gordon and 1.99 times base salary and bonus for Messrs. Martin and Morris; and (ii) benefits are payable during the period beginning on the date of termination and ending 36 months after such date for Mr. Gordon and during the period beginning on the date of termination and ending 24 months after such date for Messrs. Martin and Morris.
The foregoing description of the Continuity Agreements is qualified in its entirety by reference to the Continuity Agreements, a form of which is attached as Exhibit 10.6, and is incorporated herein by reference.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. The Company makes forward-looking statements in this Current Report on Form 8-K that represent the Company’s beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to the Company and on management’s beliefs, assumptions, estimates and projections and are not guarantees of future events or results. When used in this report, the words “anticipate,” “estimate,” “believe,” “plan,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on February 28, 2014, and in our subsequent Quarterly Reports on Form 10-Q. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. In addition, the Company’s actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, the Company does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by the Company from time to time in the Company’s filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by us in this report are qualified by these cautionary statements.

Item 7.01.	Regulation FD Disclosure.
On October 6, 2014, the Company issued a press release announcing a realignment and restructuring plan and the appointment of Mr. Gordon as the Company’s President and Chief Executive Officer. A copy of that press release is being furnished herewith as Exhibit 99.1.
The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.
	(d)	The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	Second Amendment to Credit Agreement, dated October 6, 2014, filed herewith.
10.2	Letter agreement, dated October 6, 2014, between Aegion Corporation and Charles R. Gordon, filed herewith.
10.3	Form of Restricted Stock Agreement, dated October 8, 2014, between Aegion Corporation and Charles R. Gordon, filed herewith.
10.4	Form of Performance Unit Award Agreement, dated October 8, 2014, between Aegion Corporation and Charles R. Gordon, filed herewith.
10.5	Form of Inducement Restricted Stock Award Agreement, dated October 8, 2014, between Aegion Corporation and Charles R. Gordon, filed herewith.
10.6	Form of Executive Change in Control Severance Agreement, dated as of October 6, 2014, between Aegion Corporation and each of Charles R. Gordon, David A. Martin and David F. Morris, filed herewith.
99.1	Press Release of Aegion Corporation, dated October 6, 2014, filed herewith.

*     *     *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGION CORPORATION

By:	/s/ David F. Morris
David F. Morris
Executive Vice President, General Counsel and Chief Administrative Officer

Date: October 10, 2014

INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit Number	Description
10.1	Second Amendment to Credit Agreement, dated October 6, 2014, filed herewith.
10.2	Letter agreement, dated October 6, 2014, between Aegion Corporation and Charles R. Gordon, filed herewith.
10.3	Form of Restricted Stock Agreement, dated October 8, 2014, between Aegion Corporation and Charles R. Gordon, filed herewith.
10.4	Form of Performance Unit Award Agreement, dated October 8, 2014, between Aegion Corporation and Charles R. Gordon, filed herewith.
10.5	Form of Inducement Restricted Stock Award Agreement, dated October 8, 2014, between Aegion Corporation and Charles R. Gordon, filed herewith.
10.6	Form of Executive Change in Control Severance Agreement, dated as of October 6, 2014, between Aegion Corporation and each of Charles R. Gordon, David A. Martin and David F. Morris, filed herewith.
99.1	Press Release of Aegion Corporation, dated October 6, 2014, filed herewith.